As filed with the Securities and Exchange Commission on October 29, 2013

Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

Form F-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Mazor Robotics Ltd.
(Exact name of registrant as specified in its charter)

State of Israel	3841	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Mazor Robotics Ltd.
7 HaEshel Street
Caesarea Industrial Park South
38900 Israel
Tel: +972-4-618-7101
(Address, including zip code, and telephone number,
 including area code, of registrant’s principal executive offices)
Mazor Robotics Inc. 2711 Centerville Rd., Suite 400, Wilmington, New Castle, DE 19808 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Oded Har-Even Edwin L. Miller Jr. Howard E. Berkenblit Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: 212.660.5000	Barak Luchtenstein, Adv. Yuval Beer, Adv. CBLS Law Offices 5 Azrieli Center Square Tower, 35th Floor Tel Aviv 6702501, Israel Tel: +972-3-7188700 Fax: +972-3-7188701	Peter N. Handrinos, Esq. Latham & Watkins LLP John Hancock Tower, 20th Floor 200 Clarendon Street Boston, MA 02116 Tel: (617) 948-6060	Dan Shamgar, Adv. David S. Glatt, Adv. Meitar Liquornik Geva Leshem Tal 16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: +972-3-610-3100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333- 191246

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (3)
Ordinary Shares, par value NIS 0.01 per share (1)	$920,000.00	$118.50

(1) The Ordinary Shares will be represented by American Depositary Shares (“ADSs”), each of which currently represents two Ordinary Shares. A separate Registration Statement on Form F-6 (Registration No. 333-188511) has been filed for the registration of ADSs issuable upon deposit of the Ordinary Shares.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.  Includes Ordinary Shares that the underwriters have the option to purchase to cover over-allotments, if any.

(3) Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.  The registrant hereby certifies to the Securities and Exchange Commission (the “Commission”) that (i) the registrant has instructed its bank to pay the Commission the filing fee of $118.50 for the additional securities being registered under this registration statement as soon as practicable but no later than the close of business on October 30, 2013; (ii) the registrant will not revoke such instructions; (iii) the registrant has sufficient funds in the relevant account to cover the amount of the filing fee; and (iv) the registrant undertakes to confirm receipt of such instructions by the bank on October 30, 2013.

EXPLANATORY NOTE

This Registration Statement on Form F-1 is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  Mazor Robotics Ltd. (the “Company”) hereby incorporates by reference into this Registration Statement on Form F-1 the Registration Statement on Form F-1 (File No. 333- 191246), as amended, in its entirety, registering up to $46,000,000 worth of Ordinary Shares for sale by it and declared effective on October 29, 2013 by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference in such Registration Statement and all exhibits thereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Exhibits and Financial Statement Schedules

All the exhibits filed with or incorporated by reference in Registration Statement No. 333-191246 are incorporated by reference into, and shall be deemed part of, this Registration Statement, except the following, which are filed herewith:

Exhibit	Description

5.1
Opinion of CBLS Law Offices (Previously filed as part of the Registrant’s Registration Statement on Form F-1 (File No. 333-191246) filed with the Commission on October 18, 2013 and incorporated by reference herein).

23.1	Consent of Somekh Chaikin, Certified Public Accountants (Israel), a member firm of KPMG International independent registered public accounting firm.

24.1
Power of Attorney (Previously filed as part of the Registrant’s Registration Statement on Form F-1 (File No. 333-191246) filed with the Commission on September 19, 2013 and incorporated by reference herein).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on October 29, 2013.

MAZOR ROBOTICS LTD.

By:	/s/ Ori Hadomi
Ori Hadomi
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jonathan Adereth*	Chairman of the Board of Directors	October 29, 2013
Jonathan Adereth

/s/ Ori Hadomi	Director and Chief Executive Officer	October 29, 2013
Ori Hadomi	(principal executive officer)

/s/ Gil Bianco*	Director	October 29, 2013
Gil Bianco

/s/ David Schlachet*	Director	October 29, 2013
David Schlachet

/s/ Sarit Soccary Ben-Yochanan*	Director	October 29, 2013
Sarit Soccary Ben-Yochanan

/s/ Sharon Levita*	Chief Financial Officer	October 29, 2013
Sharon Levita	(principal financial and accounting officer)

* By:	/s/ Ori Hadomi
Ori Hadomi, Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Mazor Robotics Inc., the duly authorized representative in the United States of Mazor Robotics Ltd., has signed this registration statement on October 29, 2013.

MAZOR ROBOTICS INC.

By:	/s/ Ori Hadomi
Name: Ori Hadomi
Title: Chief Executive Officer